Exhibit 99.1
(Filed herewith)

NEWS RELEASE

Contact:

Ken Golden

Director, Global Public Relations

Deere & Company

309-765-5678

DEERE POSTS RECORD SECOND-QUARTER EARNINGS OF $1.056 BILLION

▪                 Earnings per share rise 23% on 12% increase in net sales and revenues.

▪                 Healthy global farm conditions drive performance, support positive outlook.

▪                 Full-year earnings forecast boosted to $3.350 billion.

MOLINE, Illinois (May 16, 2012) — Net income attributable to Deere & Company was $1.056 billion, or $2.61 per share, for the second quarter ended April 30, compared with $904.3 million, or $2.12 per share, for the same period last year.

For the first six months of the year, net income attributable to Deere & Company was $1.589 billion, or $3.91 per share, compared with $1.418 billion, or $3.32 per share, last year.

Worldwide net sales and revenues increased 12 percent, to $10.009 billion, for the second quarter and rose 12 percent to $16.775 billion for six months. Net sales of the equipment operations were $9.405 billion for the quarter and $15.524 billion for six months, compared with $8.328 billion and $13.841 billion for the same periods last year.

“John Deere is well on its way to a year of outstanding performance after reporting an eighth consecutive quarter of record earnings,” said Samuel R. Allen, chairman and chief executive officer. “Our results are a reflection of positive conditions in the global farm economy, which is continuing to show impressive strength and endurance. Deere is gaining new customers throughout the world, who are responding with great enthusiasm to our innovative lines of equipment.”

At the same time, Allen noted, the company is successfully managing major new-product launches featuring advanced engine-emission technology, while significantly expanding its global market presence. “Skillful execution of our operating plans is

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helping Deere capitalize on today’s strong farm economy and meet the world’s growing need for productive machinery,” he said.

Summary of Operations

Net sales of the worldwide equipment operations increased 13 percent for the quarter and 12 percent for six months compared with the same periods a year ago. Sales included price realization of 5 percent for the quarter and 4 percent year to date and an unfavorable currency-translation effect of 2 percent for the quarter and 1 percent for six months. Equipment net sales in the United States and Canada increased 18 percent for the quarter and 13 percent year to date. Outside the U.S. and Canada, net sales increased 6 percent for the quarter and 12 percent for six months, with unfavorable currency-translation effects of 4 percent and 3 percent for these periods.

Deere’s equipment operations reported operating profit of $1.522 billion for the quarter and $2.220 billion for six months, compared with $1.268 billion and $1.914 billion last year. The improvement for both periods was primarily due to the impact of price realization and higher shipment volumes. These factors were partially offset by higher production costs related to new products and engine-emission requirements, as well as increased raw-material costs and research and development expenses.

Financial services reported net income attributable to Deere & Company of $109.2 million for the quarter and $228.3 million for six months compared with $105.1 million and $223.3 million last year. Results were higher for the quarter primarily due to growth in the credit portfolio, partially offset by increased selling, administrative and general expenses. Six-month results benefited from growth in the credit portfolio, revenue from wind energy credits and a lower provision for credit losses. These factors were partially offset by increased selling, administrative and general expenses, higher crop insurance claims and narrower financing spreads.

Company Outlook & Summary

Company equipment sales are projected to increase by about 15 percent for fiscal 2012 and by about 25 percent for the third quarter compared with the same periods a year ago. Included is an unfavorable currency-translation impact of about 3 percent for the year and 4 percent for the third quarter. For the full year, net income attributable to Deere & Company is anticipated to be about $3.350 billion.

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According to Allen, promising fundamentals are lending strong support to the company’s plans for increased sales and profitability. “Our extensive investments in new products and additional global capacity are moving ahead at an accelerated rate,” he said, pointing out there are more than a dozen major projects under way throughout the world, including seven new factories. “These investments are essential to the success of our longer-term growth objectives, which we believe are firmly on track. They also put Deere in a sound position to respond to a rising global need for food, shelter, and infrastructure in the years ahead. In our view, these powerful trends have considerable staying power and should prove highly rewarding to our customers and investors.”

* * *

Equipment Division Performance

Agriculture & Turf. Sales increased 11 percent for the quarter and 10 percent for six months largely due to higher shipment volumes and price realization, partially offset by the unfavorable effects of currency translation.

Operating profit was $1.403 billion for the quarter and $1.977 billion year to date, compared with $1.163 billion and $1.720 billion, respectively, last year. The improvement in both periods was primarily driven by the impact of higher shipment volumes and price realization. These factors were partially offset by increased production costs related to new products and engine-emission requirements, as well as higher raw-material costs and research and development expenses.

Construction & Forestry. Construction and forestry sales increased 26 percent for the quarter and 24 percent for six months mainly due to higher shipment volumes and price realization. Operating profit was $119 million for the quarter and $243 million for six months, compared with $105 million and $194 million last year. Results improved in both periods primarily due to price realization and higher shipment volumes, partially offset by increased raw-material costs and an unfavorable product mix.  Also affecting the performance of both periods were higher research and development and selling, administrative and general expenses, as well as increased costs related to engine emissions requirements.

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Market Conditions & Outlook

Agriculture & Turf. Deere’s worldwide sales of agriculture and turf equipment are forecast to increase by about 15 percent for full-year 2012, including a negative currency-translation impact of about 3 percent.

Farmers in the world’s major markets are experiencing favorable incomes due to strong demand for agricultural commodities. In addition, John Deere’s sales are benefiting from advanced new products being launched throughout the world and from major expansions.

Industry farm-machinery sales in the U.S. and Canada are forecast to rise by more than 10 percent in 2012. Overall conditions remain positive and demand continues to be strong, especially for high-horsepower equipment.

Full-year industry sales in the EU 27 nations of Western and Central Europe are forecast to be flat to up 5 percent as favorable conditions in the grain, livestock and dairy sectors outweigh general economic concerns. Sales in the Commonwealth of Independent States are expected to be considerably higher in 2012. Sales in Asia, while slowing, are forecast to be up moderately. In South America, industry sales are projected to be down 5 to 10 percent from last year’s attractive levels due to uncertainty in Argentina and drought conditions in parts of the region.

U.S. and Canada industry sales of turf and utility equipment are expected to be up by about 5 percent for the year.

Construction & Forestry. Deere’s worldwide sales of construction and forestry equipment are forecast to increase by about 20 percent for 2012. The gain reflects further strength in the rental, energy, material-handling, industrial, and international sectors. Of particular note, the company is benefiting from growth in sales to independent rental companies, which are upgrading and replenishing their fleets. Further, Deere’s sales are being supported by a range of advanced new products and by geographic expansion. After considerable growth in 2011, world forestry markets are projected to be about the same for 2012. Weakness in Europe is being offset by improvement in other international markets.

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Financial Services. Full-year 2012 net income attributable to Deere & Company for the financial services operations is expected to be approximately $465 million, slightly lower than the prior year. The forecast decline is primarily due to an anticipated increase in selling, administrative and general expenses and narrower financing spreads, largely offset by growth in the credit portfolio.

John Deere Capital Corporation

The following is disclosed on behalf of the company’s financial services subsidiary, John Deere Capital Corporation (JDCC), in connection with the disclosure requirements applicable to its periodic issuance of debt securities in the public market.

Net income attributable to John Deere Capital Corporation was $78.3 million for the second quarter and $171.7 million year to date, compared with $85.9 million and $169.6 million for the respective periods last year. Results were lower for the quarter primarily due to higher selling, administrative and general expenses and narrower financing spreads, partially offset by growth in the credit portfolio. Six-month results improved primarily due to growth in the credit portfolio and a lower provision for credit losses, partially offset by higher selling, administrative and general expenses and narrower financing spreads.

Net receivables and leases financed by JDCC were $24.558 billion at April 30, 2012, compared with $22.482 billion last year.

Safe Harbor Statement

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:  Statements under “Company Outlook & Summary,” “Market Conditions & Outlook,” and other forward-looking statements herein that relate to future events, expectations, trends and operating periods involve certain factors that are subject to change, and important risks and uncertainties that could cause actual results to differ materially.  Some of these risks and uncertainties could affect particular lines of business, while others could affect all of the company’s businesses.

The company’s agricultural equipment business is subject to a number of uncertainties including the many interrelated factors that affect farmers’ confidence.  These factors include worldwide economic conditions, demand for agricultural products, world grain production expenses, availability of transport for crops, the growth of non-

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food uses for some crops (including ethanol and biodiesel production), real estate values, available acreage for farming, the land ownership policies of various governments, changes in government farm programs and policies (including those in Argentina, Brazil, China, the European Union, India, Russia and the U.S.), international reaction to such programs, global trade agreements, animal diseases and their effects on poultry, beef and pork consumption and prices, crop pests and diseases, and the level of farm product exports (including concerns about genetically modified organisms).

Factors affecting the outlook for the company’s turf and utility equipment include general economic conditions, consumer confidence, weather conditions, customer profitability, consumer borrowing patterns, consumer purchasing preferences, housing starts, infrastructure investment, spending by municipalities and golf courses, and consumable input costs.

General economic conditions, consumer spending patterns, real estate and housing prices, the number of housing starts and interest rates are especially important to sales of the company’s construction and forestry equipment.  The levels of public and non-residential construction also impact the results of the company’s construction and forestry segment.  Prices for pulp, paper, lumber and structural panels are important to sales of forestry equipment.

All of the company’s businesses and its reported results are affected by general economic conditions in the global markets in which the company operates, especially material changes in economic activity in these markets; customer confidence in general economic conditions; foreign currency exchange rates and their volatility, especially fluctuations in the value of the U.S. dollar; interest rates; and inflation and deflation rates. General economic conditions can affect demand for the company’s equipment as well.

Customer and company operations and results could be affected by changes in weather patterns (including the effects of dry weather in parts of the U.S. and South America); the political and social stability of the global markets in which the company operates; the effects of, or response to, terrorism and security threats; wars and other conflicts and the threat thereof; and the spread of major epidemics.

Significant changes in market liquidity conditions and any failure to comply with financial covenants in credit agreements could impact access to funding and funding costs, which could reduce the company’s earnings and cash flows.  Financial market conditions could also negatively impact customer access to capital for purchases of the

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company’s products and customer confidence and purchase decisions; borrowing and repayment practices; and the number and size of customer loan delinquencies and defaults.  The sovereign debt crisis, in Europe or elsewhere, could negatively impact currencies, global financial markets, social and political stability, funding sources and costs, asset and obligation values, customers, suppliers, and company operations and results.  State debt crises also could negatively impact customers, suppliers, demand for equipment, and company operations and results.  The company’s investment management activities could be impaired by changes in the equity and bond markets, which would negatively affect earnings.

Additional factors that could materially affect the company’s operations, access to capital, expenses and results include changes in and the impact of governmental trade, banking, monetary and fiscal policies, including financial regulatory reform and its effects on the consumer finance industry, derivatives, funding costs and other areas, and governmental programs in particular jurisdictions or for the benefit of certain industries or sectors (including protectionist policies and trade and licensing restrictions that could disrupt international commerce); actions by the U.S. Federal Reserve Board and other central banks; actions by the U.S. Securities and Exchange Commission (SEC), the U.S. Commodity Futures Trading Commission and other financial regulators; actions by environmental, health and safety regulatory agencies, including those related to engine emissions (in particular Interim Tier 4, Final Tier 4 and Stage IIIb non-road diesel emission requirements), carbon and other greenhouse gas emissions, noise and the risk of climate change; changes in labor regulations; changes to accounting standards; changes in tax rates, estimates, and regulations; compliance with U.S. and foreign laws when expanding to new markets; and actions by other regulatory bodies including changes in laws and regulations affecting the sectors in which the company operates.  Customer and company operations and results also could be affected by changes to GPS radio frequency bands or their permitted uses.

Other factors that could materially affect results include production, design and technological innovations and difficulties, including capacity and supply constraints and prices; the availability and prices of strategically sourced materials, components and whole goods; delays or disruptions in the company’s supply chain or the loss of liquidity by suppliers; start-up of new plants and new products; the success of new product initiatives and customer acceptance of new products; changes in customer product

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preferences and sales mix whether as a result of changes in equipment design to meet government regulations or for other reasons; oil and energy prices and supplies; the availability and cost of freight; actions of competitors in the various industries in which the company competes, particularly price discounting; dealer practices especially as to levels of new and used field inventories; labor relations; acquisitions and divestitures of businesses, the integration of new businesses; the implementation of organizational changes; difficulties related to the conversion and implementation of enterprise resource planning systems that disrupt business, negatively impact supply or distribution relationships or create higher than expected costs; security breaches and other disruptions to the company’s information technology infrastructure; changes in company declared dividends and common stock issuances and repurchases.

Company results are also affected by changes in the level and funding of employee retirement benefits, changes in market values of investment assets and the level of interest rates, which impact retirement benefit costs, and significant changes in health care costs including those which may result from governmental action.

The liquidity and ongoing profitability of John Deere Capital Corporation and other credit subsidiaries depend largely on timely access to capital to meet future cash flow requirements and fund operations and the costs associated with engaging in diversified funding activities and to fund purchases of the company’s products.  If market uncertainty increases and general economic conditions worsen, funding could be unavailable or insufficient.  Additionally, customer confidence levels may result in declines in credit applications and increases in delinquencies and default rates, which could materially impact write-offs and provisions for credit losses.

The company’s outlook is based upon assumptions relating to the factors described above, which are sometimes based upon estimates and data prepared by government agencies.  Such estimates and data are often revised.  The company, except as required by law, undertakes no obligation to update or revise its outlook, whether as a result of new developments or otherwise.  Further information concerning the company and its businesses, including factors that potentially could materially affect the company’s financial results, is included in the company’s other filings with the SEC (including, but not limited to, the factors discussed in Item 1A. Risk Factors of the company’s most recent annual report on Form 10-K and quarterly reports on Form 10-Q).

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Second Quarter 2012 Press Release

(in millions of dollars)

Unaudited

	Three Months Ended April 30			Six Months Ended April 30
	2012	2011	% Change	2012	2011	% Change
Net sales and revenues:
Agriculture and turf	$7,735	$6,999	+11	$12,459	$11,369	+10
Construction and forestry	1,670	1,329	+26	3,065	2,472	+24
Total net sales	9,405	8,328	+13	15,524	13,841	+12
Financial services	488	491	-1	1,036	998	+4
Other revenues	116	91	+27	215	190	+13
Total net sales and revenues	$10,009	$8,910	+12	$16,775	$15,029	+12

Operating profit: *
Agriculture and turf	$1,403	$1,163	+21	$1,977	$1,720	+15
Construction and forestry	119	105	+13	243	194	+25
Financial services	175	163	+7	350	335	+4
Total operating profit	1,697	1,431	+19	2,570	2,249	+14
Other reconciling items **	(641)	(527)	+22	(981)	(831)	+18
Net income attributable to Deere & Company	$1,056	$904	+17	$1,589	$1,418	+12

*

Operating profit is income from continuing operations before corporate expenses, certain external interest expense, certain foreign exchange gains and losses and income taxes.  Operating profit of the financial services segment includes the effect of interest expense and foreign exchange gains or losses.

**

Other reconciling items are primarily corporate expenses, certain external interest expense, certain foreign exchange gains and losses, income taxes and net income attributable to noncontrolling interests.

DEERE & COMPANY STATEMENT OF CONSOLIDATED INCOME For the Three Months Ended April 30, 2012 and 2011 (In millions of dollars and shares except per share amounts) Unaudited
	2012	2011
Net Sales and Revenues
Net sales	$9,404.6	$8,327.6
Finance and interest income	483.9	468.5
Other income	120.1	113.6
Total	10,008.6	8,909.7

Costs and Expenses
Cost of sales	6,834.5	6,106.9
Research and development expenses	352.0	298.5
Selling, administrative and general expenses	881.4	828.2
Interest expense	195.7	192.3
Other operating expenses	148.0	143.1
Total	8,411.6	7,569.0

Income of Consolidated Group before Income Taxes	1,597.0	1,340.7
Provision for income taxes	541.3	438.9
Income of Consolidated Group	1,055.7	901.8
Equity in income of unconsolidated affiliates	2.4	4.9
Net Income	1,058.1	906.7
Less: Net income attributable to noncontrolling interests	1.9	2.4
Net Income Attributable to Deere & Company	$1,056.2	$904.3

Per Share Data
Basic	$2.64	$2.15
Diluted	$2.61	$2.12

Average Shares Outstanding
Basic	400.2	420.7
Diluted	404.7	426.4

See Condensed Notes to Interim Consolidated Financial Statements.

DEERE & COMPANY STATEMENT OF CONSOLIDATED INCOME For the Six Months Ended April 30, 2012 and 2011 (In millions of dollars and shares except per share amounts) Unaudited
	2012	2011
Net Sales and Revenues
Net sales	$15,523.6	$13,841.4
Finance and interest income	959.0	928.6
Other income	292.5	258.9
Total	16,775.1	15,028.9

Costs and Expenses
Cost of sales	11,410.4	10,201.0
Research and development expenses	664.5	567.4
Selling, administrative and general expenses	1,590.5	1,493.1
Interest expense	387.8	394.8
Other operating expenses	324.6	285.9
Total	14,377.8	12,942.2

Income of Consolidated Group before Income Taxes	2,397.3	2,086.7
Provision for income taxes	807.4	671.0
Income of Consolidated Group	1,589.9	1,415.7
Equity in income of unconsolidated affiliates	2.6	5.4
Net Income	1,592.5	1,421.1
Less: Net income attributable to noncontrolling interests	3.4	3.0
Net Income Attributable to Deere & Company	$1,589.1	$1,418.1

Per Share Data
Basic	$3.95	$3.36
Diluted	$3.91	$3.32

Average Shares Outstanding
Basic	402.1	421.3
Diluted	406.6	427.0

See Condensed Notes to Interim Consolidated Financial Statements.

DEERE & COMPANY CONDENSED CONSOLIDATED BALANCE SHEET (In millions of dollars) Unaudited
	April 30 2012	October 31 2011	April 30 2011
Assets
Cash and cash equivalents	$3,019.8	$3,647.2	$3,949.8
Marketable securities	1,338.9	787.3	239.5
Receivables from unconsolidated affiliates	66.9	48.0	45.1
Trade accounts and notes receivable - net	5,039.2	3,294.5	4,157.4
Financing receivables - net	19,452.7	19,923.5	18,455.4
Financing receivables securitized - net	3,116.0	2,905.0	2,871.2
Other receivables	1,089.2	1,330.6	828.6
Equipment on operating leases - net	2,168.0	2,150.0	1,945.2
Inventories	6,112.4	4,370.6	4,687.0
Property and equipment - net	4,387.6	4,352.3	3,968.5
Investments in unconsolidated affiliates	233.7	201.7	220.9
Goodwill	965.3	999.8	1,038.7
Other intangible assets - net	114.2	127.4	130.7
Retirement benefits	30.3	30.4	200.8
Deferred income taxes	2,944.6	2,858.6	2,825.8
Other assets	1,326.5	1,180.5	1,020.9
Total Assets	$51,405.3	$48,207.4	$46,585.5

Liabilities and Stockholders’ Equity
Short-term borrowings	$7,910.0	$6,852.3	$7,071.9
Short-term securitization borrowings	3,033.3	2,777.4	2,821.5
Payables to unconsolidated affiliates	189.6	117.7	193.5
Accounts payable and accrued expenses	7,631.4	7,804.8	6,777.2
Deferred income taxes	164.8	168.3	162.6
Long-term borrowings	18,719.4	16,959.9	16,192.2
Retirement benefits and other liabilities	6,360.8	6,712.1	5,933.0
Total liabilities	44,009.3	41,392.5	39,151.9
Total Deere & Company stockholders’ equity	7,378.9	6,800.3	7,423.3
Noncontrolling interests	17.1	14.6	10.3
Total stockholders’ equity	7,396.0	6,814.9	7,433.6
Total Liabilities and Stockholders’ Equity	$51,405.3	$48,207.4	$46,585.5

See Condensed Notes to Interim Consolidated Financial Statements.

DEERE & COMPANY STATEMENT OF CONSOLIDATED CASH FLOWS For the Six Months Ended April 30, 2012 and 2011 (In millions of dollars) Unaudited
	2012	2011
Cash Flows from Operating Activities
Net income	$1,592.5	$1,421.1
Adjustments to reconcile net income to net cash used for operating activities:
Provision for doubtful receivables	11.6	13.7
Provision for depreciation and amortization	498.7	448.7
Share-based compensation expense	37.7	33.1
Undistributed earnings of unconsolidated affiliates	(4.8)	4.1
Credit for deferred income taxes	(124.1)	(310.3)
Changes in assets and liabilities:
Trade, notes and financing receivables related to sales	(1,554.1)	(1,228.4)
Inventories	(2,019.9)	(1,623.6)
Accounts payable and accrued expenses	(109.0)	284.3
Accrued income taxes payable/receivable	250.7	239.5
Retirement benefits	(35.3)	220.2
Other	(71.3)	(167.7)
Net cash used for operating activities	(1,527.3)	(665.3)

Cash Flows from Investing Activities
Collections of receivables (excluding receivables related to sales)	7,094.4	6,664.8
Proceeds from maturities and sales of marketable securities	15.8	18.8
Proceeds from sales of equipment on operating leases	418.8	383.4
Proceeds from sales of businesses, net of cash sold	20.2	893.5
Cost of receivables acquired (excluding receivables related to sales)	(7,373.3)	(7,041.7)
Purchases of marketable securities	(570.3)	(34.0)
Purchases of property and equipment	(513.1)	(441.0)
Cost of equipment on operating leases acquired	(319.0)	(265.7)
Acquisitions of businesses, net of cash acquired		(46.6)
Other	(102.1)	(121.0)
Net cash provided by (used for) investing activities	(1,328.6)	10.5

Cash Flows from Financing Activities
Increase in total short-term borrowings	1,297.6	803.2
Proceeds from long-term borrowings	4,056.8	1,440.6
Payments of long-term borrowings	(2,035.6)	(782.1)
Proceeds from issuance of common stock	28.9	160.7
Repurchases of common stock	(746.3)	(601.2)
Dividends paid	(333.0)	(275.0)
Excess tax benefits from share-based compensation	14.4	64.7
Other	(28.3)	(24.9)
Net cash provided by financing activities	2,254.5	786.0

Effect of Exchange Rate Changes on Cash and Cash Equivalents	(26.0)	28.0

Net Increase (Decrease) in Cash and Cash Equivalents	(627.4)	159.2
Cash and Cash Equivalents at Beginning of Period	3,647.2	3,790.6
Cash and Cash Equivalents at End of Period	$3,019.8	$3,949.8

See Condensed Notes to Interim Consolidated Financial Statements.

Condensed Notes to Interim Consolidated Financial Statements (Unaudited)

(1)  Dividends declared and paid on a per share basis were as follows:

	Three Months Ended April 30		Six Months Ended April 30
	2012	2011	2012	2011

Dividends declared	$.46	$.35	$.87	$.70
Dividends paid	$.41	$.35	$.82	$.65

(2)  The calculation of basic net income per share is based on the average number of shares outstanding.  The calculation of diluted net income per share recognizes any dilutive effect of share-based compensation.

(3)  Comprehensive income, which includes all changes in the total stockholders’ equity during the period except transactions with stockholders, was as follows in millions of dollars:

	Three Months Ended April 30		Six Months Ended April 30
	2012	2011	2012	2011

Net income	$1,058.1	$906.7	$1,592.5	$1,421.1
Other comprehensive income (loss), net of tax:
Retirement benefits adjustment	111.3	36.1	181.7	102.3
Cumulative translation adjustment	(43.7)	223.7	(179.8)	244.1
Unrealized gain (loss) on derivatives	1.8	4.5	(1.8)	9.6
Unrealized gain (loss) on investments	.2	.7	3.4	(3.4)
Comprehensive income	$1,127.7	$1,171.7	$1,596.0	$1,773.7

(4)  The consolidated financial statements represent the consolidation of all Deere & Company’s subsidiaries.  In the supplemental consolidating data in Note 5 to the financial statements, "Equipment Operations" include the Company's agriculture and turf operations and construction and forestry operations with “Financial Services” reflected on the equity basis.

(5) SUPPLEMENTAL CONSOLIDATING DATA
STATEMENT OF INCOME
For the Three Months Ended April 30, 2012 and 2011

(In millions of dollars) Unaudited	EQUIPMENT OPERATIONS*		FINANCIAL SERVICES
	2012	2011	2012	2011
Net Sales and Revenues
Net sales	$9,404.6	$8,327.6
Finance and interest income	17.1	18.0	$533.6	$513.0
Other income	132.2	109.8	21.3	36.6
Total	9,553.9	8,455.4	554.9	549.6

Costs and Expenses
Cost of sales	6,834.8	6,107.2
Research and development expenses	352.0	298.5
Selling, administrative and general expenses	767.7	728.4	116.3	102.8
Interest expense	50.5	50.1	157.0	156.2
Interest compensation to Financial Services	55.0	48.5
Other operating expenses	71.7	44.7	106.7	127.9
Total	8,131.7	7,277.4	380.0	386.9

Income of Consolidated Group before Income Taxes	1,422.2	1,178.0	174.9	162.7
Provision for income taxes	475.4	381.0	66.0	57.9
Income of Consolidated Group	946.8	797.0	108.9	104.8

Equity in Income of Unconsolidated Subsidiaries and Affiliates
Financial Services	109.2	105.1	.3	.3
Other	2.1	4.6
Total	111.3	109.7	.3	.3
Net Income	1,058.1	906.7	109.2	105.1
Less: Net income attributable to noncontrolling interests	1.9	2.4
Net Income Attributable to Deere & Company	$1,056.2	$904.3	$109.2	$105.1

* Deere & Company with Financial Services on the equity basis.

The supplemental consolidating data is presented for informational purposes.  Transactions between the “Equipment Operations” and “Financial Services” have been eliminated to arrive at the consolidated financial statements.

SUPPLEMENTAL CONSOLIDATING DATA (Continued)
STATEMENT OF INCOME
For the Six Months Ended April 30, 2012 and 2011

(In millions of dollars) Unaudited	EQUIPMENT OPERATIONS*		FINANCIAL SERVICES
	2012	2011	2012	2011
Net Sales and Revenues
Net sales	$15,523.6	$13,841.4
Finance and interest income	32.8	33.5	$1,045.2	$1,011.0
Other income	250.6	223.7	109.9	93.7
Total	15,807.0	14,098.6	1,155.1	1,104.7

Costs and Expenses
Cost of sales	11,411.1	10,201.6
Research and development expenses	664.5	567.4
Selling, administrative and general expenses	1,377.5	1,299.7	217.8	199.2
Interest expense	99.8	101.9	311.1	319.5
Interest compensation to Financial Services	95.9	89.3
Other operating expenses	110.0	86.3	277.1	251.6
Total	13,758.8	12,346.2	806.0	770.3

Income of Consolidated Group before Income Taxes	2,048.2	1,752.4	349.1	334.4
Provision for income taxes	685.8	559.4	121.6	111.7
Income of Consolidated Group	1,362.4	1,193.0	227.5	222.7

Equity in Income of Unconsolidated Subsidiaries and Affiliates
Financial Services	228.3	223.3	.8	.6
Other	1.8	4.8
Total	230.1	228.1	.8	.6
Net Income	1,592.5	1,421.1	228.3	223.3
Less: Net income attributable to noncontrolling interests	3.4	3.0
Net Income Attributable to Deere & Company	$1,589.1	$1,418.1	$228.3	$223.3

* Deere & Company with Financial Services on the equity basis.

The supplemental consolidating data is presented for informational purposes.  Transactions between the “Equipment Operations” and “Financial Services” have been eliminated to arrive at the consolidated financial statements.

SUPPLEMENTAL CONSOLIDATING DATA (Continued)

CONDENSED BALANCE SHEET
(In millions of dollars) Unaudited	EQUIPMENT OPERATIONS*			FINANCIAL SERVICES
	April 30	October 31	April 30	April 30	October 31	April 30
	2012	2011	2011	2012	2011	2011

Assets
Cash and cash equivalents	$1,700.4	$3,187.5	$3,515.0	$1,319.3	$459.7	$434.8
Marketable securities	1,002.8	502.6		336.1	284.7	239.5
Receivables from unconsolidated subsidiaries and affiliates	2,192.4	1,713.4	1,785.7
Trade accounts and notes receivable - net	1,258.0	1,093.9	1,066.3	4,619.6	2,807.2	3,786.2
Financing receivables - net	14.0	14.0	8.9	19,438.7	19,909.5	18,446.4
Financing receivables securitized - net				3,116.0	2,905.0	2,871.2
Other receivables	790.8	965.6	715.1	306.0	370.1	120.8
Equipment on operating leases - net				2,168.0	2,150.0	1,945.2
Inventories	6,112.4	4,370.6	4,687.0
Property and equipment - net	4,324.3	4,287.5	3,902.0	63.3	64.9	66.5
Investments in unconsolidated subsidiaries and affiliates	3,695.3	3,473.9	3,381.5	8.3	8.1	8.1
Goodwill	965.3	999.8	1,038.7
Other intangible assets - net	110.2	123.4	126.8	4.0	4.0	4.0
Retirement benefits	29.7	29.6	200.0	26.2	28.0	29.9
Deferred income taxes	3,137.9	3,052.8	2,917.7	52.1	91.2	103.8
Other assets	553.9	468.6	446.4	773.3	712.6	574.6
Total Assets	$25,887.4	$24,283.2	$23,791.1	$32,230.9	$29,795.0	$28,631.0

Liabilities and Stockholders’ Equity
Short-term borrowings	$1,592.0	$528.5	$431.6	$6,318.0	$6,323.8	$6,640.3
Short-term securitization borrowings				3,033.3	2,777.4	2,821.5
Payables to unconsolidated subsidiaries and affiliates	189.6	117.7	193.5	2,125.5	1,665.5	1,740.5
Accounts payable and accrued expenses	7,109.9	6,869.3	6,355.3	1,368.1	1,547.8	1,124.6
Deferred income taxes	96.5	99.0	102.8	313.8	354.7	255.5
Long-term borrowings	3,174.9	3,167.1	3,361.4	15,544.5	13,792.8	12,830.8
Retirement benefits and other liabilities	6,328.5	6,686.7	5,912.9	57.8	52.6	49.2
Total liabilities	18,491.4	17,468.3	16,357.5	28,761.0	26,514.6	25,462.4
Total Deere & Company stockholders’ equity	7,378.9	6,800.3	7,423.3	3,469.9	3,280.4	3,168.6
Noncontrolling interests	17.1	14.6	10.3
Total stockholders’ equity	7,396.0	6,814.9	7,433.6	3,469.9	3,280.4	3,168.6
Total Liabilities and Stockholders’ Equity	$25,887.4	$24,283.2	$23,791.1	$32,230.9	$29,795.0	$28,631.0

* Deere & Company with Financial Services on the equity basis.

The supplemental consolidating data is presented for informational purposes.  Transactions between the “Equipment Operations” and “Financial Services” have been eliminated to arrive at the consolidated financial statements.

SUPPLEMENTAL CONSOLIDATING DATA (Continued)

STATEMENT OF CASH FLOWS

For the Six Months Ended April 30, 2012 and 2011

(In millions of dollars) Unaudited	EQUIPMENT OPERATIONS*		FINANCIAL SERVICES
	2012	2011	2012	2011
Cash Flows from Operating Activities
Net income	$1,592.5	$1,421.1	$228.3	$223.3
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for doubtful receivables	5.1	1.4	6.5	12.2
Provision for depreciation and amortization	325.8	294.6	212.5	191.6
Undistributed earnings of unconsolidated subsidiaries and affiliates	(188.8)	(24.4)	(.8)	(.6)
Provision (credit) for deferred income taxes	(120.8)	(314.9)	(3.3)	4.6
Changes in assets and liabilities:
Receivables	(200.0)	(20.4)
Inventories	(1,806.1)	(1,458.1)
Accounts payable and accrued expenses	316.7	465.1	(193.9)	(1.1)
Accrued income taxes payable/receivable	234.3	250.4	16.4	(10.9)
Retirement benefits	(42.3)	213.7	7.0	6.5
Other	(34.7)	(153.2)	36.5	39.3
Net cash provided by operating activities	81.7	675.3	309.2	464.9

Cash Flows from Investing Activities
Collections of receivables (excluding trade and wholesale)			7,685.9	7,202.4
Proceeds from maturities and sales of marketable securities			15.8	18.8
Proceeds from sales of equipment on operating leases			418.8	383.4
Proceeds from sales of businesses, net of cash sold	20.2	893.5
Cost of receivables acquired (excluding trade and wholesale)			(7,975.5)	(7,575.1)
Purchases of marketable securities	(501.7)		(68.7)	(34.0)
Purchases of property and equipment	(511.6)	(440.2)	(1.5)	(.9)
Cost of equipment on operating leases acquired			(607.9)	(489.4)
Acquisitions of businesses, net of cash acquired		(46.6)
Increase in trade and wholesale receivables			(1,575.2)	(1,390.8)
Other	(121.8)	(60.7)	(23.3)	(86.3)
Net cash provided by (used for) investing activities	(1,114.9)	346.0	(2,131.6)	(1,971.9)

Cash Flows from Financing Activities
Increase in total short-term borrowings	1,097.9	291.8	199.7	511.4
Change in intercompany receivables/payables	(511.8)	(544.3)	511.8	544.3
Proceeds from long-term borrowings	44.9	31.6	4,012.0	1,409.1
Payments of long-term borrowings		(11.5)	(2,035.6)	(770.6)
Proceeds from issuance of common stock	28.9	160.7
Repurchases of common stock	(746.3)	(601.2)
Dividends paid	(333.0)	(275.0)	(43.5)	(194.1)
Excess tax benefits from share-based compensation	14.4	64.7
Other	(8.9)	(9.3)	23.6	9.3
Net cash provided by (used for) financing activities	(413.9)	(892.5)	2,668.0	1,509.4

Effect of Exchange Rate Changes on Cash and Cash Equivalents	(40.0)	37.9	14.0	(9.9)

Net Increase (Decrease) in Cash and Cash Equivalents	(1,487.1)	166.7	859.6	(7.5)
Cash and Cash Equivalents at Beginning of Period	3,187.5	3,348.3	459.7	442.3
Cash and Cash Equivalents at End of Period	$1,700.4	$3,515.0	$1,319.3	$434.8

* Deere & Company with Financial Services on the equity basis.

The supplemental consolidating data is presented for informational purposes.  Transactions between the “Equipment Operations” and “Financial Services” have been eliminated to arrive at the consolidated financial statements.